Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

Acadia Realty Trust

Rye, New York

We hereby consent to the incorporation by reference in the Registration Statement (Form S-3) pertaining to the Acadia Realty Trust of our report dated February 20, 2020, relating to the consolidated financial statements, the effectiveness of Acadia Realty Trust’s internal control over financial reporting, and schedules of Acadia Realty Trust appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ BDO USA, LLP